UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ] Preliminary Information Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[X] Definitive Information Statement

UNIVEC, INC.
(Name of Registrant As Specified In Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

UNIVEC, INC.

10 East Baltimore Street, Suite 1404
Baltimore, MD 21202

INFORMATION STATEMENT

November 14, 2006

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of Univec, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

On September 20, 2006, pursuant to Section 228 of the Delaware General Corporation Law the Company received written consents in lieu of a meeting of Stockholders from seven Stockholders holding 29,440,222 shares, representing 51.22% of the 57,478,726 outstanding shares of Common Stock (the “Majority Stockholders”), approving the Amended Certificate of Incorporation of the Company increasing the number of authorized shares of common stock to five hundred million (500,000,000) shares of common stock, par value $0.001 per share (the "Amendment").

On September 20, 2006, pursuant to Section 141 of the Delaware General Corporation Law, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to Section 216 of the Delaware General Corporation Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Certificate of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on September 20, 2006 in accordance with the Delaware General Corporation Law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The Amendment to the Company's Certificate of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time to five hundred million (500,000,000) shares of common stock, par value $0.001 per share, with no preemptive rights.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 13, 2006 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is expected to be mailed on or about November 17, 2006 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006; June 30, 2006; and

2.	Annual Report on Form 10-KSB for the year ended December 31, 2005.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, September 20, 2006, the Company had 57,478,726 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On September 20, 2006, the holders of 51.22% of the issued and outstanding shares of Common Stock executed and delivered to the Company a written consent approving the Amendment.  Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Delaware General Corporation Law provides in substance that unless the Company's Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of the Company’s Common Stock beneficially owned on September 13, 2006, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (2)

Common Stock	Dr. David Dalton (1)	23,982,887 (4)	41.72%
		24,816,320 (5)	40.82% (6)

Common Stock	Raphael Langford (1)	1,883,334	3.28%
		3,366,667 (7)	5.73% (8)

Common Stock	Michael Lesisko (1)	1,474,001	2.56%
		2,640,668 (9)	4.49% (10)

Common Stock	S. Robert Grass (1)	500,000	0.87%
		1,065,951 (11)	1.83% (12)

Common Stock	William Wooldridge (1)	250,000 (13)	0.43% (14)

Common Stock	Emerald Capital Partners LP (3) 425 Broadhollow Road Melville, NY 11747	6,000,000	10.44%

Common Stock	All officers and directors as a group (5 in number)	25,756,889	44.81%
		32,139,606 (15)	50.29% (16)

(1) The address for each beneficial owner is 822 Guilford Avenue, Suite 208, Baltimore, Maryland 21202.

(2) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 57,478,726 common shares outstanding as of September 13, 2006, adjusted as required by rules promulgated by the Commission.

(3) Michael Xirinachs is the Managaing Partner of Emerald Capital Partners LP and has sole voting and investment control over these shares.

(4) Includes 2,333,333 (4.06% of the issued and outstanding common stock) shares held by Pharmacy Services, Inc. for which Dr. Dalton is the President of and has sole voting and investment power in regards to those shares.

(5) Includes 3,166,676 shares issuable upon the exercise of presently exercisable options.

(6) Calculated on the basis of 60,800,958 shares of Common Stock issued and outstanding on a fully diluted basis including the 3,166,676 shares issuable upon the exercise of presently exercisable options.

(7) Includes 1,133,333 shares issuable upon exercise of presently exercisable options.

(8) Calculated on the basis of 58,767,615 shares of Common Stock issued and outstanding on a fully diluted basis including the 1,133,333 shares issuable upon the exercise of presently exercisable options.

(9) Includes 1,166,667 shares issuable upon exercise of presently exercisable options.

(10) Calculated on the basis of 58,800,949 shares of Common Stock issued and outstanding on a fully diluted basis including the 1,166,667 shares issuable upon the exercise of presently exercisable options.

(11) Includes 312,501 shares issuable upon conversion of Series D Convertible Preferred Stock and 250,000 issuable upon exercise of presently exercisable options.

(12) Calculated on the basis of 58,196,783 shares of Common Stock issued and outstanding on a fully diluted basis including the 312,501 shares issuable upon conversion of Series D Convertible Preferred Stock and 250,000 shares issuable upon the exercise of presently exercisable options.

(13) Includes 250,000 shares issuable upon exercise of presently exercisable options.

(14) Calculated on the basis of 57,884,282 shares of Common Stock issued and outstanding on a fully diluted basis including the 250,000 shares issuable upon the exercise of presently exercisable options.

(15) Includes 6,279,177 shares issuable upon exercise of presently exercisable options and upon conversion of Series D Convertible Preferred Stock.

(16) Calculated on the basis of 57,634,282 shares of Common Stock issued and outstanding on a fully diluted basis including the 6,279,177 shares issuable upon the exercise of presently exercisable options and upon conversion of Series D Convertible Preferred Stock.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware General Corporation Law, the Company's Certificate of Incorporation consistent with above or Bylaws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK FROM 75,000,000 TO 500,000,000

The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") authorizes the maximum number of shares outstanding at any time shall be seventy five million (75,000,000) shares of Common Stock.  On September 20, 2006, the Board of Directors approved an amendment to the Certificate of Incorporation to authorize five hundred million (500,000,000) shares of Common Stock.  The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On September 20, 2006, the holders of a majority of the outstanding shares of Common Stock approved the Amendment by written consent.

Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company.  The Company filed a Form SB-2 registration statement with the SEC to register a total of 39,463,299 shares of common stock in accordance with a Securities Purchase Agreement dated July 31, 2006 between the Company and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. Secured convertible promissory notes (the “Notes”) and warrants to purchase 10,000,000 shares of our common stock (the “Warrants”) were issued pursuant to the Securities Purchase Agreement.   In accordance with the Securities Purchase Agreement, the Company is required to register 100% of the estimated amount of shares of common stock issuable in connection with the conversion of the Notes. The aggregate principal amount of the Notes is two million dollars ($2,000,000). The number of shares being registered for the conversion of the callable secured convertible notes is 39,463,299 based on the following: the full subscription price of $2,000,000 divided by the conversion price of $.05068, which is calculated by the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading days prior to the closing date of the transaction ($.1267), multiplied by a 40% discount. We are required to register 100% of the conversion shares.

After the additional shares are used for the specific financing purpose set forth above, the general purpose and effect of the amendment to the Company's Certificate of Incorporation in authorizing 500,000,000 additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.
The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on December 8, 2006.

By Order of the Board of Directors

	By:	/s/ Dr. David Dalton
Dr. David Dalton
Chief Executive Officer, President, Director